                                                                       EXHIBIT B


                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of January 10, 1999, by and among Metamor Worldwide, Inc., a Delaware corporation ("Metamor"), Metamor Acquisition Sub #19, Inc., a Delaware corporation and a wholly owned subsidiary of Metamor ("Merger Sub"), and SPR Inc., a Delaware corporation ("SPR"). Merger Sub and SPR are hereinafter sometimes referred to as the "Merging Corporations."

                              W I T N E S S E T H:

         WHEREAS, the respective boards of directors of Metamor and SPR deem it desirable and in the best interests of their respective corporations and their respective stockholders that Merger Sub be merged with and into SPR, pursuant to the provisions of Section 251 of the Delaware General Corporation Law, as amended from time to time ("DGCL"), in exchange for the consideration provided for in this Agreement and have proposed, declared advisable, and approved such merger pursuant to this Agreement, which has been duly approved by resolutions of the respective boards of directors of Metamor and SPR; and

         WHEREAS, for federal income tax purposes, it is intended that the merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in order to set forth the terms and conditions of the Merger (as hereinafter defined), the mode of carrying the same into effect, the manner and basis of converting the presently outstanding shares of common stock, par value $.01 per share ("SPR Common Stock"), of SPR into shares of common stock, par value $.01 per share ("Metamor Common Stock"), of Metamor, and such other details and provisions as are deemed necessary or proper, the parties hereto agree as follows:

                                    ARTICLE I

                                     MERGER

         1.1. The Merger. Subject to and in accordance with the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined) the parties hereto shall cause the Merger Sub to be merged with and into SPR (the "Merger") by filing a certificate of merger as contemplated by the DGCL, together with any required related certificates, with the Secretary of State of the State of Delaware, whereby the separate existence of Merger Sub shall cease, and SPR shall (i) continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") under the corporate name "SPR Inc.", (ii) be governed by the laws of the State of Delaware, and (iii) succeed to and assume all of the rights, properties and obligations of Merger Sub and SPR in accordance with the DGCL. For purpose of this Agreement, "Merging Corporations" refers to SPR and Merger Sub, collectively.



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         1.2. Closing Date. The closing of the transactions contemplated by this
Agreement (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002, as soon as reasonably practicable after the satisfaction or waiver of the conditions set forth in Article V (other than the conditions with respect to actions the respective parties will take at the Closing itself) or at such other time and place and on such other date as Metamor and SPR shall agree; provided, that the conditions set forth in Article V shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "Closing Date."

         1.3. Effective Time. As soon as practicable on the Closing Date, the parties hereto will cause the Merger to become effective by filing with the Secretary of State of the State of Delaware, a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the time of filing the certificate of merger with the Secretary of State of the State of Delaware being the "Effective Time").

         1.4. Governing Law and Certificate of Incorporation of Surviving Corporation. The laws of the State of Delaware shall continue to govern the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety as set forth in
Exhibit 1.4.

         1.5. Bylaws of Surviving Corporation. Effective as of the Effective Time, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the certificate of incorporation and the bylaws.

         1.6. Directors of Surviving Corporation.

              1.6.1. Directors of Surviving Corporation. The directors of
         Merger Sub immediately prior to the Effective Time shall constitute the board of directors of the Surviving Corporation, and shall hold office until the first annual meeting of stockholders of the Surviving Corporation next following the Effective Time.

              1.6.2. Vacancies. At or after the Effective Time, if a vacancy shall exist for any reason in the board of directors of the Surviving Corporation, such vacancy shall be filled in the manner provided in the certificate of incorporation and/or bylaws of the Surviving Corporation.

         1.7. Capital Stock of Surviving Corporation. The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the certificate of incorporation.


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         1.8. Conversion of Securities upon Merger.

              1.8.1. General. The manner and basis of converting the issued and outstanding shares of the capital stock of SPR into shares of the capital stock of Metamor shall be as hereinafter set forth in this
         Section 1.8.

              1.8.2. Conversion of SPR Common Stock. At the Effective Time, each share of SPR Common Stock issued and outstanding immediately prior to the Effective Time, without any action on the part of the holders thereof, shall automatically become and be converted into a fraction of a fully paid and nonassessable share of issued and outstanding Metamor Common Stock equal to 0.80 (the "Exchange Ratio"). The shares of Metamor Common Stock to be issued in connection with the Merger (the "Metamor Shares") are hereinafter referred to collectively as the "Merger Consideration."

              1.8.3. Exchange of SPR Common Stock Certificates. Prior to the Effective Time, Metamor (after consultation with and approval of SPR) shall select a reputable bank or trust company to act as the exchange agent under this Agreement. As of the Effective Time, Metamor shall deposit with the exchange agent, for the benefit of holders of shares of SPR Common Stock, for exchange in accordance with this Agreement, certificates representing shares of Metamor Common Stock issuable pursuant to this Agreement and cash sufficient to make payments in lieu of fractional share interests. Promptly after the Effective Time, Metamor shall cause the exchange agent to mail to each person who was, immediately prior to the Effective Time, a holder of record of SPR Common Stock a form of letter of transmittal (mutually agreed to by Metamor and SPR) and instructions for use in effecting the surrender of stock certificates that, prior to the Effective Time, represented shares of SPR Common Stock, in exchange for certificates representing shares of Metamor Common Stock and a cash payment in lieu of fractional share interests. Commencing at the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of SPR Common Stock may surrender the same to the exchange agent, and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole Metamor Shares into which the shares of SPR Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as aforesaid, cash in lieu of fractional share interests and any unpaid dividends payable in accordance with this Agreement. However, before surrender, each outstanding certificate representing issued and outstanding SPR Common Stock shall after the Effective Time be deemed, for all purposes, only to evidence ownership of the number of whole Metamor Shares into which such shares have been so converted. In the event of a transfer of ownership of SPR Common Stock which is not registered in the transfer records of SPR, a certificate representing the appropriate number of shares of Metamor Common Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered, if, upon presentation to the exchange agent, such certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Metamor Common Stock to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of Metamor that such tax has been paid or is not applicable. Unless and until such outstanding certificates formerly representing SPR Common Stock are




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         so surrendered, no dividend payable to holders of record of Metamor
         Common Stock as of any date after the Effective Time shall be paid to the holders of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates, however, there shall be paid to the holders of Metamor Shares represented thereby the amount of dividends, if any, which theretofore (but after the Effective Time) became payable with respect to such Metamor Shares. No interest shall be payable with respect to the payment of such dividends on surrender of outstanding certificates. The holder of fractional share interests, as such, shall not be entitled to any dividends in respect thereof or to any distribution in respect thereof in the event of liquidation or to any voting or other privileges in respect thereof of a stockholder of Metamor. If any stock certificate that, prior to the Effective Time, represented shares of SPR Common Stock shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen or destroyed (and, if required by Metamor, the posting by such person of a bond in such reasonable amount as Metamor may direct as indemnity against any claim that may be made against it with respect to such stock certificate), Metamor shall cause the exchange agent to issue in exchange for such lost, stolen or destroyed stock certificate a certificate representing the appropriate number of shares of Metamor Common Stock, cash in lieu of any fractional share interests and any unpaid dividends, issuable or payable in accordance with this Agreement.

                  1.8.4. Metamor Fractional Shares. No certificates for fractional share interests of Metamor Common Stock will be issued, but, in lieu thereof, Metamor will settle all such fractional share interests in cash on the basis of the closing price for Metamor Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal) on the last trading day before the Effective Time.

                  1.8.5. Conversion of Merger Sub Common Stock. At the Effective Time, each share of Merger Sub Common Stock then issued and outstanding, without any action on the part of the holder thereof, shall automatically become and be converted into one share of SPR Common Stock.

         1.9.     Treatment of Stock Options.

                  1.9.1. At the Effective Time, automatically and without any action on the part of the holder thereof, each option (whether or not vested) to purchase shares of SPR Common Stock granted under all SPR stock option plans, other than any stock option plan intended to be qualified under Section 423 of the Code, (each such option a "SPR Option" and each such plan a "SPR Stock Option Plan"), which remains as of such time unexercised in whole or in part, shall be assumed by Metamor and become an option (an "Assumed Option") to purchase that number of shares of Metamor Common Stock obtained by multiplying the number of shares of SPR Common Stock issuable upon the exercise of such SPR Option by the Exchange Ratio at an exercise price per share equal to the per share exercise price of such SPR Option divided by the Exchange Ratio. If the foregoing calculation results in an Assumed Option being exercisable for a fraction of a share of Metamor Common Stock, the number of shares of Metamor Common Stock subject to such Assumed Option shall be rounded down to the nearest whole number of shares, and the total exercise price for such



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         Assumed Option shall be reduced by the exercise price of the fractional share. The Assumed Option (1) shall provide the optionee with the same vesting and other rights that he had under the SPR Option before such assumption and (2) shall not give the optionee additional vesting or other rights which he did not have under the SPR Option before such assumption.

                  1.9.2. As soon as practicable after the Effective Time, Metamor (1) shall deliver to the holders of the SPR Options appropriate agreements evidencing Metamor's assumption of such options and (2) shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Metamor Common Stock issuable in respect of the Assumed Options. Metamor shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Options remain outstanding.

                  1.9.3. At the Effective Time, Metamor agrees to assume the SPR Stock Option Plans with such amendments thereto as may be required to reflect the Merger, including, without limitation, the substitution of Metamor Common Stock for SPR Common Stock thereunder.

                  1.9.4. The Board of Directors of SPR (or a duly appointed committee thereof responsible for the administration of the SPR Stock Option Plans in accordance with the terms of each such plan) shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the SPR Stock Option Plans and the instruments evidencing the SPR Options, to provide (1) for the conversion of the SPR Options into the Assumed Options in accordance with Subparagraph 1.9.1 above and (2) that no consent of the holders of the SPR Options is required in connection with such conversion.

         1.10.    Assets and Liabilities.

                  1.10.1. Assets and Liabilities of Merging Corporations Become Those of Surviving Corporation. At the Effective Time, all rights, privileges, powers, immunities, and franchises of each of the Merging Corporations, both of a public and private nature, and all property, real, personal, and mixed, and all debts due on whatever account, as well as stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to or due to either of the Merging Corporations, shall be taken by and shall be vested in the Surviving Corporation without further act or deed, and all such rights, privileges, powers, immunities, and franchises, property, debts, choses or things in action, and all and every other interest of each of the Merging Corporations shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Merging Corporations, and the title to any real or other property, or any interest therein, whether vested by deed or otherwise, in either of the Merging Corporations, shall not revert or be in any way impaired by reason of the merger, provided, however, that all rights of creditors and all liens upon any properties of each of the Merging Corporations shall be preserved unimpaired, and all debts, liabilities, restrictions, obligations, and duties of the respective Merging Corporations, including without limitation all obligations, liabilities and duties as lessee under any existing lease, shall thenceforth attach to the Surviving Corporation and may be enforced against and by it to the same extent as if such debts, liabilities, duties, restrictions and obligations had been incurred or contracted by it. Any action or proceeding



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         pending by or against either of the Merging Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Merging Corporations.

                  1.10.2. Conveyances to Surviving Corporation. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be executed and delivered, all such deeds, conveyances, assignments, permits, licenses and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this Section
         1.10.2 and otherwise carry out the intent and purposes of this Agreement.

                  1.10.3. Accounting Treatment. The assets and liabilities of the Merging Corporations shall be taken up on the books of the Surviving Corporation and will be accounted for on the "pooling-of-interests" method under the requirements of Accounting Principles Board Opinion No. 16, Business Combinations, and the related published interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the published rules and regulations of the Securities and Exchange Commission (the "Commission") or its staff.

                  1.10.4. Unclaimed Merger Consideration; No Escheat. Subject to any contrary provision of governing law, all consideration deposited with the exchange agent or held by Metamor for the payment of the consideration into which the outstanding shares of SPR Common Stock shall have been converted, and remaining unclaimed for one year after the Effective Time, shall be paid or delivered to Metamor; and the holder of any unexchanged certificate or certificates which before the Effective Time represented shares of SPR Common Stock shall thereafter look only to Metamor for exchange or payment thereof upon surrender of such certificate or certificates to Metamor.

         1.11. Taking of Necessary Action; Further Action. Metamor, Merger Sub and SPR shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPR or Merger Sub, such corporations shall direct their respective officers and directors to take all such lawful and necessary action.

         1.12. Material Adverse Effect. "Material Adverse Effect" or "Material Adverse Change" means any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions could reasonably be expected to materially adversely affect the business, results of operations, financial condition or prospects of Metamor or SPR, in each case including its respective subsidiaries together with it taken as a whole, as the case may be. In no event shall any of the following constitute a Material Adverse Effect or a Material Adverse
Change: (i) a change in the trading prices of either of Metamor's or SPR's equity securities



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between the date hereof and the Effective Time, in and of itself; (ii) effects, changes, events, circumstances or conditions generally affecting the industry in which either Metamor or SPR operate or arising from changes in general business or economic conditions; (iii) effects, changes, events, circumstances or conditions directly attributable to (a) out-of-pocket fees and expenses (including without limitation legal, accounting, investigatory, investment banking, and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement, or (b) the payment by Metamor or SPR of all amounts due to any officers or employees of SPR under employment contracts, non-competition agreements, employee benefit plans or severance arrangements; (iv) any effects, changes, events, circumstances or conditions resulting from any change in law or generally accepted accounting principles, which affect generally entities such as Metamor and SPR; and (v) any effect resulting from compliance by Metamor or SPR with the terms of this Agreement.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF SPR

         SPR represents and warrants subject to the exceptions specifically described in writing in the respective sections of the disclosure schedule delivered by SPR to Metamor and dated the date hereof (the "SPR Disclosure Schedule") as follows:

         2.1. Organization and Standing. SPR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on SPR.

         2.2. Authorization; Approvals; No Violation.

              2.2.1. Authorization of Agreement. SPR has all requisite corporate power and authority to execute and deliver this Agreement and, subject, in the case of this Agreement, to adoption of this Agreement by the holders of a majority of the outstanding shares of SPR Common Stock (as defined herein) in accordance with the applicable provisions of the DGCL and SPR's certificate of incorporation and bylaws to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by SPR of this Agreement and the performance by SPR of its obligations hereunder have been duly and validly authorized by all requisite corporate action on the part of SPR (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the outstanding shares of SPR Common Stock in accordance with the applicable provisions of the DGCL and SPR's certificate of incorporation and bylaws). This Agreement has been duly executed and delivered by SPR and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes the legal, valid and binding obligation of SPR, enforceable (subject to normal equity principles) against SPR in accordance with its terms, except as enforceability may be limited by bankruptcy,



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         insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally.

              2.2.2. Approvals. Except for the applicable requirements, if any, of (a) the Securities Act of 1933, as amended (the "Securities Act"), (b) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (c) state securities or blue sky laws, (d) the Hart-Scott- Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, each as amended from time to time, (collectively, "HSR"), (e) the filing and recordation of appropriate merger documents as required by the DGCL and (f) those laws, regulations and orders of any governmental authority noncompliance with which could not reasonably be expected to have a Material Adverse Effect on SPR, no filing or registration with, no waiting period imposed by and no authorization of, any governmental authority is required under any law, regulation or order of any governmental authority applicable to SPR to permit SPR to execute, deliver or perform this Agreement or to consummate the transactions contemplated hereby.

              2.2.3. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all authorizations of governmental authorities indicated as required in Section 2.2.2 and receipt of the adoption of this Agreement by the holders of a majority of the outstanding shares of SPR Common Stock as required by the DGCL and SPR's certificate of incorporation and bylaws and except as set forth in Section 2.2.2 of the SPR Disclosure Schedule, neither the execution and delivery by SPR of this Agreement nor the performance by SPR of its obligations hereunder will (a) violate or breach the terms of or cause a default under (i) any law, regulation or order of any governmental authority applicable to SPR, (ii) the certificate of incorporation or bylaws of SPR or (iii) any contract or agreement to which SPR or any of its subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section (other than clause (ii) hereof) that could not reasonably be expected to have Material Adverse Effect on SPR.

         2.3. Capitalization. The authorized capitalization of SPR consists of 3,000,000 shares of preferred stock, par value $.01 per share, of which as of the date hereof no shares were issued and outstanding, and 25,000,000 shares of common stock, par value $.01 per share (the "SPR Common Stock"), of which at December 31, 1998, 13,795,645 shares were issued and outstanding, 1,965,128 shares were reserved for issuance in conjunction with various employee benefit plans; no shares of SPR Common Stock were held in SPR's treasury. All of such outstanding shares are validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights of any stockholder. Section 2.3 of the SPR Disclosure Schedule sets forth a complete list as of the date of this Agreement of all outstanding options, warrants or obligations of any kind to issue any shares of capital stock of SPR, the owners thereof and the amounts owned. There are no contracts, agreements or commitments or arrangements obligating SPR to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding capital stock of SPR. There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which SPR is a party or by which SPR is bound with respect to the voting of any shares of capital stock of SPR.



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         2.4. Subsidiaries.  SPR has no subsidiaries existing as of the date of this Agreement.

         2.5. Reports and Financial Statements. SPR has previously furnished to Metamor true and complete copies of (a) all of SPR's annual reports filed with the Commission pursuant to the Exchange Act, since December 31, 1997, (b) SPR's quarterly and other reports filed with the Commission since December 31, 1996,
(c) all definitive proxy solicitation materials filed by SPR with the Commission since December 31, 1996, and (d) any of SPR's registration statements declared effective by the Commission since December 31, 1996. The consolidated financial statements of SPR included in SPR's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, and any other reports filed with the Commission by SPR under the Exchange Act subsequent thereto (collectively, the "SPR Reports") (i) were prepared in accordance with the published regulations of the Commission and in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and (ii) fairly present the financial position for SPR as of the dates thereof and the results of its operations and changes in financial position for the periods then ended (except with respect to interim period financial statements, for normal year-end adjustments which are not material); the SPR Reports were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations of the Commission thereunder; and the SPR Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1996, SPR has filed with the Commission all reports required to be filed by SPR under the Securities Act and the Exchange Act and the rules and regulations of the Commission.

         2.6. Liabilities. SPR does not have any material liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential material liabilities or obligations, other than those
(i) disclosed in the SPR Reports or (ii) set forth in Section 2.6 of the SPR Disclosure Schedule.

         2.7. No Undisclosed Contracts or Defaults. Except as may be specified in the SPR Reports or Section 2.7 of the SPR Disclosure Schedule, SPR is not a party to, or bound by, any material contract or arrangement of a nature required to be filed as an exhibit to a periodic report filed by SPR under the Exchange Act which is to be performed after the Effective Time, nor is SPR in default in any material obligation or covenant on its part to be performed under any lease or other contract that is material to the business of SPR.

         2.8. Absence of Certain Changes and Events. Except as set forth in the SPR Reports or in Section 2.8 of the SPR Disclosure Schedule, other than as a result of the transactions contemplated by this Agreement, since September 30, 1998, there has not been:

              2.8.1. Financial Change. Any adverse change in the financial condition, operations, assets, liabilities or business of SPR which could reasonably be expected to have a Material Adverse Effect on SPR;




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                  2.8.2. Property Damage. Any damage, destruction, or loss to the business or properties of SPR (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on SPR;

                  2.8.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the SPR Common Stock, or any direct or indirect redemption, purchase or any other acquisition by SPR of any such stock;

                  2.8.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of SPR's authorized or outstanding capital stock as described in Section 2.3 (other than the issuance of SPR Common Stock upon the exercise of outstanding options to purchase SPR Common Stock or issuances pursuant to SPR's Employee Stock Purchase Plan ("ESPP"));

                  2.8.5. Labor Disputes. Any labor dispute (other than routine grievances) with SPR's employees or independent contractors; or

                  2.8.6. Other Material Changes. Any other event or condition known to SPR particularly pertaining to and adversely affecting the operations, assets or business of SPR which could reasonably be expected to have a Material Adverse Effect on SPR.

         2.9.     Taxes.

                  2.9.1. Tax Returns Filed; Taxes Paid. Except as set forth in
         Section 2.9 of the SPR Disclosure Schedule, and except with respect to failures which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on SPR, (i) all returns and reports ("Tax Returns") of or with respect to any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (x) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (y) customs, duties, imposts, charges, levies or other similar assessments of any kind, and
         (z) interest, penalties and additions to tax imposed with respect thereto ("Tax" or "Taxes") which are required to be filed on or before the Closing by or with respect to SPR have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is and will be true, correct and complete, (iii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iv) all withholding Tax requirements imposed on or with respect to SPR have been or will be satisfied in full in all respects, and (v) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  2.9.2. Open Returns Disclosed. All Tax Returns of or with respect to SPR with unexpired or extended statutes of limitations which have been audited by the applicable governmental authority are set forth in Section 2.9 of the SPR Disclosure Schedule.

                  2.9.3. Extensions Disclosed. Except as set forth in Section
         2.9 of the SPR Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to SPR or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to SPR.

                  2.9.4. Claims Disclosed. There is no claim against SPR for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to SPR other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) in Section 2.9 of the SPR Disclosure Schedule or which could not reasonably be expected to have a Material Adverse Effect on SPR.

                  2.9.5. Scheduled Tax Liabilities Sufficient. The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 2.5 of this Agreement are sufficient to cover in all material respects the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to SPR up to and through the periods covered thereby.

                  2.9.6. Tax Allocation Agreements. SPR has previously delivered to Metamor true and complete copies of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting SPR.

                  2.9.7. No Tax Liens. Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of SPR.

                  2.9.8. Change of Accounting Method. SPR will not be required to include any amount in income for any taxable period beginning after December 31, 1997 as a result of a change in accounting method of SPR for any taxable period of SPR or pursuant to any agreement with any Tax authority with respect to any such taxable period.

                  2.9.9. Partnerships; Foreign Corporations. Except as set forth in Section 2.9 of the SPR Disclosure Schedule, none of the property of SPR is held in an arrangement for which partnership Tax Returns are being filed, and SPR does not own any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code) or other entity the income of which is required to be included in the income of SPR.

                  2.9.10. Safe Harbor Leases; Tax-Exempt Use Property. Except as set forth in Section 2.9 of the SPR Disclosure Schedule, none of the property of SPR is subject to a safe- harbor lease (pursuant to section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of
         1986) or
         is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g)(5) of the Code).

                  2.9.11. Section 341(f) Election. SPR has not made an election under section 341(f) of the Code.

                  2.9.12. Actions Preventing Treatment as a Reorganization. Neither SPR nor, to the knowledge of SPR, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
         Section 368(a) of the Code.

         2.10.    Intellectual Property.

                  2.10.1. Ownership. Section 2.10 of the SPR Disclosure Schedule accurately identifies all software programs currently being sold or licensed by SPR and all software products or programs under development by SPR but not currently marketed (collectively, the "Software Programs"). SPR owns full and unencumbered right and good and valid title to the Software Programs, all material patents, trademarks, service marks, trade names and copyrights (including registrations, licenses and applications pertaining thereto) and all other material intellectual property rights, trade secrets and other confidential or proprietary information, processes and formulae used in its businesses or otherwise necessary for the conduct of its businesses (the "Intellectual Property"), free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind (collectively, an "Encumbrance"). Section 2.10 of the SPR Disclosure Schedule contains a complete list of all registered trademarks and service marks, all reserved trade names, all registered copyrights and all filed patent applications and issued patents used in, or otherwise necessary for the conduct of, the business of SPR as presently conducted.

                  2.10.2. Notices. Section 2.10 of the SPR Disclosure Schedule sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software Programs. In no instance has the eligibility of the Software Programs for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

                  2.10.3. Protection. SPR has in force the trade secret protection program set forth in Section 2.10 of the SPR Disclosure Schedule. To SPR's knowledge, there has been no violation of such program by any person or entity. The source code and related technical system documentation for the Software Programs (i) have at all times been maintained by SPR in strict confidence, (ii) have been disclosed by SPR only to employees and contractors who have had a "need to know" the contents thereof in connection with the performance of their duties to SPR and who have executed written agreements requiring the recipient to keep the information in strict confidence.

                  2.10.4. Personnel. All personnel who now, or since November 1, 1996 have been employees, agents, consultants and contractors of SPR, who have contributed to or participated in the conception and development of the Software Programs, technical documentations, or Intellectual Property on behalf of SPR have executed nondisclosure agreements in the form provided by SPR to Metamor.

                  2.10.5. Third-Party Software. Section 2.10 of the SPR Disclosure Schedule contains a complete list of software libraries, compilers and other third-party software used in the development of the Software Programs. Section 2.10 of the SPR Disclosure Schedule lists all license agreements for the use of all such software and, if any such software is not licensed, the basis of the use of such software by SPR. All use of each of such Software Program by SPR has been in full compliance with the respective license agreement or other right of use listed in Section 2.10 of the SPR Disclosure Schedule.

                  2.10.6. Software Performance. The Software Programs will perform in accordance with the warranties set forth in the standard end-user agreements listed in Section 2.12 of the SPR Disclosure Schedule.

                  2.10.7. No Infringement. The Software Programs do not infringe and will not infringe any copyright or trade secret of any person or entity, and, to the knowledge of SPR, no part of the Software Programs nor the use thereof for their intended purposes infringes or will infringe any valid and subsisting patent or other exclusionary right of any third party. No claims have been asserted against SPR by any person or entity as to the use of any of the Intellectual Property, and, to the knowledge of SPR, there is no basis for any such claims.

                  2.10.8. Integrity. Except with respect to demonstration or trial copies, no portion of the Software Products contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other such actions.

                  2.10.9. Contract Performance. SPR has observed all material provisions of, and performed all of their material obligations under, the Licenses, including, but not limited to, the performance of its product maintenance obligations. SPR has not taken any action that could cause, or failed to take any action, the failure of which could cause, (i) any material source code, trade secret or other Intellectual Property relating to the Software Programs to be released from an escrow or otherwise made available to any person or entity other than those persons described in Section 2.10.3, dedicated to the public or otherwise placed in the public domain or (ii) any other material adverse effect to the protection of the Software Programs under trade secret, copyright, patent or other intellectual property laws.

                  2.10.10. Year 2000. The Software Programs (i) are year 2000 compliant and compatible, which shall include, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate or will operate in accordance with their specifications prior to, during and after the calendar year 2000 A.D.; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

         2.11. Adequacy of Technical Documentation. The technical documentation of the Software Programs (the "Technical Documentation") includes the source code (with comments) for all Software Programs, as well as any pertinent comments by or explanation that may be necessary to render such materials understandable and usable. The Technical Documentation also includes any programs (including compilers), "workbenches," tools and higher level (or "proprietary") languages necessary for the development, maintenance and implementation of the Software Programs.

         2.12. Software Contracts.

               2.12.1. End-User Agreements. Section 2.12.1 of the SPR
         Disclosure Schedule sets forth a complete example of each of SPR's standard license agreements with respect to the Software Programs (the "Standard Licenses") and a complete list of each license of the Software Programs which contains any material differences or deviations from the Standard Licenses (together with the Standard Licenses, the "Licenses"). All contracts identified in Section 2.12.1 of the SPR Disclosure Schedule constitute only end-user agreements, each of which grants the end user thereunder principally the nonexclusive right and license to use an identified Software Program and related user documentation, for internal purposes only, at the sites specified in each agreement.

               2.12.2. Marketing Agreements. Section 2.12.2 of the SPR Disclosure Schedule sets forth a complete list of all contracts, agreements, licenses, or other commitments or arrangements in effect with respect to the marketing, remarketing, distribution, licensing or promotion of (i) the Software Programs or any other Technical Documentation or the Intellectual Property by any independent salesperson, distributor, sublicensor or other remarketer or sales organization or (ii) any third party's software products by SPR (the "Marketing Agreements").

               2.12.3. No Assignment. Other than the Licenses and the
         Marketing Agreements, SPR has not granted, transferred or assigned any right or interest in the Software Programs, the Technical Documentation or the Intellectual Property to any person or entity.

         2.13. Third-Party Components in Software Programs. Except as set forth in Section 2.13 of the SPR Disclosure Schedule, the Software Programs and Technical Documentation contain no programming or materials in which any third party may claim superior, joint or common ownership, including any right or license. Except as set forth in Section 2.13 of the SPR Disclosure Schedule, the Software Programs and Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by SPR.

         2.14. Title to Properties. With minor exceptions which in the aggregate are not material, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, SPR has good and valid title to or valid leasehold interests in all its properties, interests in properties and assets, real and personal, reflected in the most recent balance sheet of SPR included in the SPR Reports, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the most recent balance sheet of SPR included in the SPR Reports,
(ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations of SPR. All leases pursuant to which SPR leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by SPR and in respect to which SPR has not taken adequate steps to prevent a default from occurring. The buildings and premises of SPR that are used in its business are in good and sufficient operating condition and repair for the continued conduct of SPR's business on a basis consistent with past practice, subject to ordinary wear and tear. All major items of equipment of SPR are in good and sufficient operating condition and in a state of reasonable maintenance and repair for the continued conduct of SPR's business on a basis consistent with past practice, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

         2.15. Litigation. Except to the extent set forth in the SPR Reports or in Section 2.15 of the SPR Disclosure Schedule, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which SPR is a party or, to the knowledge of SPR, might become a party or which particularly affects SPR, which would involve a liability in excess of $100,000, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of SPR, pending or, to the knowledge of SPR, threatened.

         2.16. Environmental Compliance. Except as set forth in Section 2.16 of the SPR Disclosure Schedule:

               2.16.1. Environmental Conditions. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any real property owned by SPR as a result of the actions of SPR or, to its knowledge, of any third party or otherwise, that could reasonably be expected to have a Material Adverse Effect on SPR.

               2.16.2. Permits, etc. SPR has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations and is operating in material compliance thereunder.

               2.16.3. Compliance. SPR's operations and use of its assets do not violate any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to
         (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (49 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 1609 et seq.), the Clean Water Act (33 U.S.C. 1051 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 201 and ss. 300f et seq.), the Rivers and Harbors Act (33 U.S.C. ss. 401 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq.) and analogous state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), except for violations which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on SPR.

               2.16.4. Environmental Claims. No notice has been served on SPR from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on SPR.

               2.16.5. Renewals. SPR does not know of any reason it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of SPR's assets for their current purposes and uses.

         2.17. Compliance with Other Laws. Except as set forth in the SPR Reports or in Section 2.17 of the SPR Disclosure Schedule, SPR is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) as amended ("OSHA"), or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations or defaults which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on SPR.

         2.18. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by SPR and its counsel directly with Metamor and its counsel, without the intervention of any other person as the result of any act of SPR, and so far as is known to SPR, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments, other than financial advisory fees to be paid (i) by Metamor to Goldman, Sachs & Co. ("Goldman") in connection with the transaction under financial arrangements disclosed to SPR and (ii) by SPR to Salomon Smith Barney ("Salomon") in connection with the transaction under financial arrangements disclosed to Metamor.

         2.19. Employee Benefit Plans.

               2.19.1. Definitions. For purposes of this Agreement: "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended; "Code" shall mean the Internal Revenue Code of 1986, as amended; "SPR Employee Benefit Plan" shall mean each (i) employee benefit plan within the meaning of section 3(3) of ERISA (notwithstanding that such plan may be exempt from some or all of ERISA by virtue of its status as a "top hat" plan or other exempt plan) and
         (ii) personnel policy; stock option plan or agreement;

         collective bargaining agreement; bonus plan or arrangement; incentive award plan or arrangement; vacation policy; severance pay plan, policy, or agreement; deferred compensation agreement or arrangement; executive compensation or supplemental income arrangement; consulting agreement; employment agreement; and other employee benefit plan, agreement, arrangement, program, practice, or understanding, which is sponsored, maintained, or contributed to by SPR for the benefit of the employees, former employees, independent contractors, or agents of SPR or has been so sponsored, maintained, or contributed to at any time since 1974; "Current SPR Employee Benefit Plan" shall mean each SPR Employee Benefit Plan, which is sponsored, maintained, or contributed to by SPR as of the date of this Agreement or has been so sponsored, maintained, or contributed to by SPR at any time within three years prior to the Effective Time; and "SPR Commonly Controlled Entity" shall mean any corporation, trade, business, or entity under common control with SPR within the meaning of section 414(b), (c), (m), or (o) of the Code or section 4001 of ERISA.

                  2.19.2. Production of Documents. Schedule 2.19.2 provides a list of each Current SPR Employee Benefit Plan. True, correct, and complete copies of each Current SPR Employee Benefit Plan, and related trusts, if applicable, including all amendments thereto, have been made available to Metamor and Merger Sub. There have also been made available to Metamor and Merger Sub (i) the most recent report on Form 5500 and the summary plan description for each Current SPR Employee Benefit Plan required to file such report or provide such description and (ii) the most recent favorable determination letter from the Internal Revenue Service with respect to each Current SPR Employee Benefit Plan intended to be qualified within the meaning of section 401(a) of the Code.

                  2.19.3. Compliance with Law. With respect to the SPR Employee Benefit Plans: (i) neither SPR nor any SPR Commonly Controlled Entity contributes to or has an obligation to contribute to, nor has either at any time within six years prior to the Effective Time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of section 3(37) of ERISA; (ii) all obligations, whether arising by operation of law or by contract, required to be performed with respect to the SPR Employee Benefit Plans have been substantially performed, and there have been no material defaults, omissions, or violations by any party with respect to the SPR Employee Benefit Plans;
         (iii) all reports and disclosures relating to the Current SPR Employee Benefit Plans required to be filed with or furnished to governmental agencies, participants, or beneficiaries have been filed or furnished in accordance with applicable law in a timely manner; (iv) each Current SPR Employee Benefit Plan, which is intended to be qualified under section 401(a) of the Code, (A) satisfies in form the requirements of such section, except to the extent amendments are not required by law to be made until a date after the Effective Time, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status covering all amendments to such SPR Employee Benefit Plan, and (C) has not been operated in a way that would adversely affect its qualified status; (v) there are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of SPR, threatened against, or with respect to, any of the SPR Employee Benefit Plans or their assets; (vi) all contributions required to be made to the Current SPR Employee Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable law have been timely made; (vii) with respect to each SPR Employee Benefit Plan and each employee benefit plan (within the meaning of section 3(3) of ERISA) sponsored or contributed to by any SPR Commonly Controlled Entity, which is or has been within six years prior to the Effective Time subject to Title IV of ERISA, (A) there has been no event or condition that presents a material risk of plan termination, (B) no accumulated funding deficiency, whether or not waived, within the meaning of section 302 of ERISA or section 412 of the Code has been incurred, (C) no reportable event within the meaning of section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1 et seq. promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, (D) no notice of intent to terminate such plan has been given under section 4041 of ERISA, (E) no proceeding has been instituted under section 4042 of ERISA to terminate such plan, (F) no liability to the PBGC has been incurred, which liability has not been satisfied, (G) the assets of such plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of section 4041 of ERISA, under such plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC, and (H) all contributions (including installments) to such plan required by section 302 of ERISA and section 412 of the Code have been timely made; (viii) no act, omission, or transaction has occurred that would result in imposition on SPR of (A) breach of fiduciary duty liability damages under section 409 of ERISA,
         (B) a civil penalty assessed pursuant to subsections (c), (i), or (l) of section 502 of ERISA, or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (ix) to the knowledge of SPR, there is no matter pending (other than routine qualification determination filings) with respect to any of the SPR Employee Benefit Plans before the Internal Revenue Service, the Department of Labor, the PBGC, or other governmental authority; (x) each trust funding a Current SPR Employee Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect such exempt status; (xi) with respect to any Current SPR Employee Benefit Plan that is a group health plan, all continuation of coverage obligations set forth in section 4980B of the Code and section 601 through 609 of ERISA have been performed; and (xii) each Current SPR Employee Benefit Plan that is a welfare plan within the meaning of section 3(1) of ERISA may be unilaterally amended or terminated in its entirety without liability except as to benefits vested and accrued thereunder prior to such amendment or termination.

                  2.19.4. No Additional Benefits Triggered. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, except as set forth in section 2.19.4 of the SPR Disclosure Schedule, (i) require SPR or Metamor to make a larger contribution to, or pay greater benefits or provide other rights under, any Current SPR Employee Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (ii) create or give rise to any additional vested rights or service credits under any Current SPR Employee Benefit Plan. Except as otherwise set forth on
         Schedule 2.19.4, SPR is not a party to any agreement, nor has it established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for SPR upon termination of such services that would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement. In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein or under any Current SPR Employee Benefit Plan that would be reasonably likely to result in imposition of the sanctions imposed under section 280G or 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

               2.19.5. Stock Option Plans. Except as listed on Schedule 2.19.5, no SPR Employee Benefit Plan grants or purports to grant any option, warrant, or right entitling the holder thereof to purchase or otherwise acquire any shares of stock of SPR, and no such option, warrant, or right is outstanding as of the Effective Time.

               2.19.6. Employees. Schedule 2.19.6 lists all individuals performing services for SPR as of the date of this Agreement and the annual compensation or rate of pay and paid 1998 bonus for each, with each such individual identified as (i) salaried or hourly, (ii) exempt or nonexempt, (iii) union or nonunion, (iv) full-time or part-time, (v) temporary, permanent, or leased; and (vi) active or nonactive (e.g., leave of absence, FMLA, disability, layoff, etc.).

         2.20. Investigations; Litigation. Except as required pursuant to HSR and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to SPR or any of the transactions contemplated by this Agreement is pending or, to SPR's knowledge, threatened, nor has any governmental entity indicated to SPR an intention to conduct the same, and (ii) there is no action, suit or proceeding pending or, to SPR's knowledge, threatened against or affecting SPR at law or in equity before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on SPR.

         2.21. Product Warranty. There are no existing liabilities or, to the knowledge of SPR, potential liabilities, arising from claims regarding the performance or design of the products and services sold by SPR either in the past or at present for which adequate reserves have not been established on the most recent balance sheet in the SPR Reports that in the aggregate could reasonably be expected to have a Material Adverse Effect on SPR.

         2.22. Information for Joint Proxy Statement. All information and data (including financial statements) concerning SPR which is or will be included in the registration statement and joint proxy statement (collectively, the "Joint Proxy Statement") issued in connection with the transactions contemplated by this Agreement will be furnished by SPR for inclusion therein and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

         2.23. Investment Company. SPR is not an "investment company," or an "affiliated person of" or "promoter" or "principal underwriter" of an investment company, as those terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         2.24. Pooling. Neither SPR, nor to the knowledge of SPR, any of its affiliates has taken or agreed to take any action that would prevent the Merger from being treated as a "pooling of interests" in accordance with generally accepted accounting principles and the regulations of the Commission (a "Pooling Transaction").

         2.25. Section 203 of the DGCL. As of the date hereof and at all times on or prior to the Effective Time, Section 203 of the DGCL does not and will not apply to this Agreement, the Merger or the transactions contemplated hereby, and the Board of Directors of SPR has unanimously approved such transactions.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF METAMOR AND MERGER SUB

         Metamor and Merger Sub represent and warrant subject to the exceptions specifically described in writing in the respective sections of the disclosure schedule delivered by Metamor to SPR and dated the date hereof (the "Metamor Disclosure Schedule") as follows:

         3.1. Organization and Standing. Each of Metamor and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on Metamor.

         3.2.  Authorization; Approvals; No Violation.

               3.2.1. Authorization of Agreement. Each of Metamor and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of the issuance of shares of Metamor Common Stock in connection with the Merger in accordance with the terms of this Agreement (the "Share Issuance") by the holders of shares of Metamor Common Stock (as defined herein) in accordance with the requirements of the Nasdaq National Market ("Nasdaq"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by each of Metamor and Merger Sub of this Agreement and the performance by each of Metamor and Merger Sub of its obligations hereunder have been duly and validly authorized by all requisite corporate action on the part of each of Metamor and Merger Sub (other than, with respect to the Share Issuance, the approval of the Share Issuance by holders of Metamor Common Stock in accordance with the requirements of

         Nasdaq). This Agreement has been duly executed and delivered by each of Metamor and Merger Sub and (assuming due authorization, execution and delivery hereof by the other parties hereto) this Agreement constitutes the legal, valid and binding obligations of Metamor and Merger Sub enforceable (subject to normal equity principles) against Metamor and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally.

              3.2.2. Approvals. Except for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (d) HSR, (e) the filing and recordation of appropriate merger documents as required by the DGCL and (f) those laws, regulations and orders of any governmental authority noncompliance with which could not reasonably be expected to have a Material Adverse Effect on Metamor, no filing or registration with, no waiting period imposed by and no authorization of, any governmental authority is required under any law, regulation or order of any governmental authority applicable to Metamor or any of its subsidiaries to permit Metamor to execute, deliver or perform this Agreement or to consummate the transactions contemplated hereby.

              3.2.3. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all authorizations of governmental authorities indicated as required in Section 3.2.2 and receipt of the approval of the Share Issuance by the holders of the shares of Metamor Common Stock as required by Nasdaq and except as set forth in Section
         3.2.2 of the Metamor Disclosure Schedule, neither the execution and delivery by either of Metamor or Merger Sub of this Agreement nor the performance by either of Metamor or Merger Sub of its obligations hereunder will (a) violate or breach the terms of or cause a default under (i) any law, regulation or order of any governmental authority applicable to Metamor or Merger Sub, (ii) the certificate of incorporation or bylaws of Metamor or Merger Sub or (iii) any contract or agreement to which Metamor or any of its subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section (other than clause (ii) hereof) that could not reasonably be expected to have Material Adverse Effect on Metamor.

         3.3. Capitalization. (a) The capitalization of Metamor consists of 5,000,000 shares of preferred stock, par value $.01 per share, of which at December 31, 1998 no shares were issued or outstanding; and 100,000,000 shares of Metamor Common Stock, par value $.01 per share, of which at December 31, 1998, 32,408,448 shares were issued and outstanding, 4,385,614 shares were reserved for issuance in connection with various Metamor benefit plans and no shares of Metamor Common Stock were held in Metamor's treasury; and 3,000,000 shares of Class B Common Stock (non-voting), of which at December 31, 1998, no shares were issued and outstanding. Other than as set forth above, Metamor has no outstanding options, warrants or obligations of any kind to issue shares of its capital stock.

         (b) The capitalization of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share ("Merger Sub Common Stock"), of which as of the date hereof, 100 shares were issued and outstanding and none were reserved for issuance. As of the date hereof, all of the outstanding shares of Merger Sub Common Stock are owned by Metamor free and clear of any liens, claims or encumbrances.

         3.4. Reports and Financial Statements. Metamor has previously furnished to SPR true and complete copies of (a) all of Metamor's annual reports filed with the Commission pursuant to the Exchange Act, since December 31, 1996, (b) Metamor's quarterly and other reports filed with the Commission since December 31, 1996, (c) all definitive proxy solicitation materials filed by Metamor with the Commission since December 31, 1996, and (d) any of Metamor's registration statements declared effective by the Commission since December 31, 1996. The consolidated financial statements of Metamor and its subsidiaries included in Metamor's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, and any other reports filed with the Commission by Metamor under the Exchange Act subsequent thereto (the "Metamor Reports") were prepared in accordance with the published regulations of the Commission and in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and (ii) fairly present the consolidated financial position for Metamor and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (except with respect to interim period financial statements, for normal year-end adjustments which are not material); the Metamor Reports were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations of the Commission thereunder; and the Metamor Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1996, Metamor has filed with the Commission all reports required to be filed by Metamor under the Securities Act and the Exchange Act and the rules and regulations of the Commission.

         3.5. Liabilities. Metamor does not have any material liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential material liabilities or obligations, which would have a Material Adverse Effect on Metamor, other than those (i) disclosed in the Metamor Reports or (ii) set forth in Section 3.5 of the Metamor Disclosure Schedule hereto.

         3.6. No Undisclosed Defaults. Except as may be specified in the Metamor Reports or in Section 3.6 of the Metamor Disclosure Schedule, Metamor is not in default in any material obligation or covenant on its part to be performed under any material obligation, lease, contract, order, plan or other arrangement.

         3.7. Absence of Certain Changes and Events in Metamor. Except as set forth in the Metamor Reports or in Section 3.7 of the Metamor Disclosure Schedule, other than as a result of the transactions contemplated by this Agreement, since September 30, 1998, there has not been:

              3.7.1. Financial Change. Any adverse change in the financial condition, operations, assets or business of Metamor which could reasonably be expected to have a Material Adverse Effect on Metamor;

              3.7.2. Property Damage. Any damage, destruction, or loss to the business or properties of Metamor (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on Metamor;

              3.7.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Metamor Common Stock, or any direct or indirect redemption, purchase or any other acquisition by Metamor of any such stock;

              3.7.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of Metamor's authorized or outstanding capital stock as described in Section 3.3 (other than the issuance of Metamor Common Stock upon the exercise of outstanding options to purchase Metamor Common Stock);

              3.7.5. Labor Disputes. Any labor dispute of employees of Metamor or any of its subsidiaries (other than routine grievances); or

              3.7.6. Other Material Changes. Any other event or condition known to Metamor particularly pertaining to and adversely affecting the operations, assets or business of Metamor which could reasonably be expected to have a Material Adverse Effect on Metamor.

         3.8. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Metamor and its counsel, directly with SPR or its counsel, without the intervention of any other person as the result of an act of Metamor and, so far as known to Metamor, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payments, other than financial advisory fees to be paid by (i) Metamor to Goldman and (ii) SPR to Salomon in connection with the merger contemplated by this Agreement.

         3.9. Employee Benefit Plans.

              3.9.1. Definitions. For purposes of this Agreement: "Metamor Employee Benefit Plan" shall mean each (i) employee benefit plan within the meaning of section 3(3) of ERISA (notwithstanding that such plan may be exempt from some or all of ERISA by virtue of its status as a "top hat" plan or other exempt plan) and (ii) personnel policy; stock option plan or agreement; collective bargaining agreement; bonus plan or arrangement; incentive award plan or arrangement; vacation policy; severance pay plan, policy, or agreement; deferred compensation agreement or arrangement; executive compensation or supplemental income arrangement; consulting agreement; employment agreement; and other employee benefit plan, agreement, arrangement, program, practice, or understanding, which is sponsored, maintained, or contributed to by Metamor for the benefit of the employees, former employees, independent contractors, or agents of Metamor or has been so sponsored, maintained, or contributed to at any time since 1974; "Current Metamor Employee Benefit Plan" shall mean each Metamor Employee Benefit Plan, which is sponsored, maintained, or contributed to by Metamor as of the date of this Agreement or has been so sponsored, maintained, or contributed to at any time within three years prior to the Effective Time; and "Metamor Commonly Controlled Entity" shall mean any corporation, trade, business, or entity under common control with Metamor within the meaning of section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA.

                  3.9.2. Production of Documents. True, correct, and complete copies of each Current Metamor Employee Benefit Plan, and related trusts, if applicable, including all amendments thereto, have been made available to SPR. There have also been made available to SPR (i) the most recent report on Form 5500 and the summary plan description for each Current Metamor Employee Benefit Plan required to file such report or provide such description and (ii) the most recent favorable determination letter from the Internal Revenue Service with respect to each Current Metamor Employee Benefit Plan intended to be qualified within the meaning of section 401(a) of the Code.

                  3.9.3. Compliance with Law. With respect to the Metamor Employee Benefit Plans: (i) neither Metamor nor any Metamor Commonly Controlled Entity contributes to or has an obligation to contribute to, nor has either at any time within six years prior to the Effective Time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of section 3(37) of ERISA; (ii) all obligations, whether arising by operation of law or by contract, required to be performed with respect to the Metamor Employee Benefit Plans have been substantially performed, and there have been no material defaults, omissions, or violations by any party with respect to the Metamor Employee Benefit Plans; (iii) all reports and disclosures relating to the Current Metamor Employee Benefit Plans required to be filed with or furnished to governmental agencies, participants, or beneficiaries have been filed or furnished in accordance with applicable law in a timely manner; (iv) each Current Metamor Employee Benefit Plan, which is intended to be qualified under section 401(a) of the Code, (A) satisfies in form the requirements of such section, except to the extent amendments are not required by law to be made until a date after the Effective Time, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status covering all amendments to such Metamor Employee Benefit Plan or is within the remedial amendment period for obtaining such letter , and (C) has not been operated in a way that would adversely affect its qualified status; (v) there are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of Metamor, threatened against, or with respect to, any of the Metamor Employee Benefit Plans or their assets; (vi) all contributions required to be made to the Current Metamor Employee Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable law have been timely made; (vii) with respect to each Metamor Employee Benefit Plan and each employee benefit plan (within the meaning of section 3(3) of ERISA) sponsored or contributed to by any Metamor Commonly Controlled Entity, which is or has been within six years prior to the Effective Time subject to Title IV of ERISA, (A) there has been no event or condition that presents a material risk of plan termination, (B) no accumulated funding deficiency, whether or not waived, within the meaning of section 302 of ERISA or section 412 of the Code has been incurred, (C) no reportable event within the meaning of section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1 et seq. promulgated by the PBGC have not been waived) has occurred, (D) no notice of intent to terminate such plan has been given under section 4041 of ERISA, (E) no proceeding has been instituted under section 4042 of ERISA to terminate such plan, (F) no liability to the PBGC has been incurred, which liability has not been satisfied, (G) the assets of such plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of section 4041 of ERISA, under such plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC, and (H) all contributions (including installments) to such plan required by section 302 of ERISA and section 412 of the Code have been timely made; (viii) no act, omission, or transaction has occurred that would result in imposition on Metamor of (A) breach of fiduciary duty liability damages under section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i), or (l) of section 502 of ERISA, or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (ix) to the knowledge of Metamor, there is no matter pending (other than routine qualification determination filings) with respect to any of the Metamor Employee Benefit Plans before the Internal Revenue Service, the Department of Labor, the PBGC, or other governmental authority; (x) each trust funding a Current Metamor Employee Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect such exempt status; (xi) with respect to any Current Metamor Employee Benefit Plan that is a group health plan, all continuation of coverage obligations set forth in section 4980B of the Code and section 601 through 609 of ERISA have been performed; and
         (xii) each Current Metamor Employee Benefit Plan that is a welfare plan within the meaning of section 3(1) of ERISA may be unilaterally amended or terminated in its entirety without liability except as to benefits vested and accrued thereunder prior to such amendment or termination.

                  3.9.4. No Additional Benefits Triggered. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require Metamor or SPR to make a larger contribution to, or pay greater benefits or provide other rights under, any Current Metamor Employee Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (ii) create or give rise to any additional vested rights or service credits under any Current Metamor Employee Benefit Plan. Except as otherwise set forth on Schedule 3.9.4, Metamor is not a party to any agreement, nor has it established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for Metamor upon termination of such services that would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement. In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein or under any Current Metamor Employee Benefit Plan that would be reasonably likely to result in imposition of the sanctions imposed under section

         280G or 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

               3.9.5. Stock Option Plans. Except as listed on Schedule 3.9.5, no Metamor Employee Benefit Plan grants or purports to grant any option, warrant, or right entitling the holder thereof to purchase or otherwise acquire any shares of stock of Metamor, and no such option, warrant, or right is outstanding as of the Effective Time.

         3.10. Investigations; Litigation. Except as required pursuant to HSR and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to Metamor in connection with any of the transactions contemplated by this Agreement is pending or, to the best of Metamor's knowledge, threatened, nor has any governmental entity indicated to Metamor an intention to conduct the same and (ii) there is no action, suit or proceeding pending or, to the best of Metamor's knowledge, threatened against or affecting Metamor or its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Metamor.

         3.11. Information for Proxy Statement. All information and data (including financial statements) concerning Metamor which is or will be included in the Joint Proxy Statement will be furnished by Metamor for inclusion therein and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

         3.12. Actions Preventing Treatment as a Reorganization. Neither Metamor nor, to the knowledge of Metamor, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

         3.13. Pooling. Neither Metamor, nor to the knowledge of Metamor, any of its affiliates has taken or agreed to take any action that would prevent the Merger from being treated as a Pooling Transaction.

                                   ARTICLE IV

                       OBLIGATIONS PENDING EFFECTIVE TIME

         4.1. Agreements of SPR. SPR agrees that from the date hereof to the Effective Time, it will, except with the prior written consent of Metamor:

               4.1.1. Maintenance of Present Business. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it, and in connection therewith it shall not substantially deviate from its pricing practices;

              4.1.2. Maintenance of Properties. At its expense, maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

              4.1.3. Maintenance of Books and Records. Maintain its books of accounts and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

              4.1.4. Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

              4.1.5. Compliance with Agreement. At its expense, take all commercially reasonable actions as may be necessary (i) to insure that the representations and warranties made by it herein are true and correct at the Effective Time, (ii) to fully perform all covenants made by it herein and (iii) to satisfy timely all other obligations imposed upon it by this Agreement;

              4.1.6. Inspection. Permit Metamor and its officers and authorized representatives, during normal business hours upon reasonable advance notice, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement;

              4.1.7. Maintenance of Intellectual Property. Not take any action that would, or fail to take any action the failure of which would, cause directly or indirectly any of its Intellectual Property to enter the public domain or that could otherwise adversely affect its Intellectual Property; and

              4.1.8. No Delay. Not take any action or enter into any transaction which would materially affect the ability of SPR to, or materially delay SPR's ability to, complete the transactions contemplated by this Agreement.

         4.2. Agreements of Metamor and SPR. Metamor and SPR agree to take the following actions after the date hereof and prior to the Effective Time:

              4.2.1. Hart-Scott-Rodino. Each party shall file such materials as are required under the HSR Act with respect to the transactions contemplated hereby and shall cooperate with the other party to the extent necessary to assist the other party in the preparation of such filings.

              4.2.2. Joint Proxy Statement. As promptly as practicable after the execution of this Agreement, Metamor and SPR shall cooperate in the preparation and prompt filing of the Joint Proxy Statement with the Commission with respect to the meetings of their respective stockholders called for the purpose of, among other things, securing the adoption of this

         Agreement by the stockholders of SPR in accordance with SPR's certificate of incorporation and bylaws and the DGCL and the approval of the Share Issuance by the stockholders of Metamor in accordance with the rules of Nasdaq. Each of Metamor and SPR shall use all reasonable efforts to have the Joint Proxy Statement declared effective as promptly as practicable by the Commission.

              4.2.3. Notice of Material Development. Each of Metamor and SPR will promptly notify the other party in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of such party contained in this Agreement untrue or inaccurate in any material respect, (ii) any Material Adverse Effect on such party and (iii) any breach by such party of any covenant or agreement contained in this Agreement.

              4.2.4. Pooling. Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

              4.2.5. Tax Treatment. Neither party shall (before or after the Effective Time) take any action or fail to take any action which action or failure to act would prevent, or would reasonably be likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Each party shall use all reasonable efforts to obtain the opinions of counsel referred to in Sections 5.1.9 and 5.2.8 respectively.

         4.3. Additional Agreements of SPR. SPR agrees that from the date hereof to the Effective Time, except with the prior written consent of Metamor, it will:

              4.3.1. Prohibition of Certain Employment Contracts. Not enter into any contracts of employment or other agreements, which (i) cannot be terminated on notice of 14 days or less without the payment of additional compensation or (ii) provide for any increase in compensation, including, without limitation, any modification of any stock option agreements, outside the ordinary course of business consistent with past practice, severance payments or benefits covering a period beyond the termination date (other than those which Metamor has previously approved) except as contemplated by this Agreement or as may be required by law;

              4.3.2. Prohibition of Certain Loans. Not incur any borrowings except (i) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future,
         (ii) trade payables incurred in the ordinary course of business, or
         (iii) other borrowings incurred in the ordinary course of business to finance normal operations;

              4.3.3. Prohibition of Certain Commitments. Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $1,000,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities and equipment in good operating condition and repair in the ordinary course of business, or (ii) as may be required by law;

                4.3.4. Disposal of Assets. Not sell, dispose of, or encumber, any material property or assets, except in the ordinary course of business;

                4.3.5. Maintenance of Insurance. Maintain insurance (or self insurance reserves) upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is not less than that presently carried by it, which insurance (or self insurance reserves) may be added to from time to time in its discretion;

         4.3.6. SPR Acquisition Proposals.

                          4.3.6.1. No Solicitation. Not directly or indirectly,
                or authorize or permit any of its respective agents to: (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, SPR or any merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving SPR (other than the transactions contemplated by this Agreement) or any other material corporate transactions the consummation of which would, or could reasonably be expected to, impede, interfere with, prevent or materially delay the Merger (collectively, "SPR Transaction Proposals") or agree to or endorse any SPR Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to another person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, an effort or attempt by any other person to do or seek any of the foregoing, provided, however, that the foregoing clauses (i) and (ii) shall not prohibit SPR from (A) furnishing information pursuant to an appropriate confidentiality letter concerning SPR and its businesses, properties or assets to a third party who has made a Superior SPR Transaction Proposal (as defined below) or (B) engaging in discussions or negotiations with a third party who has made a Superior SPR Transaction Proposal but in each case referred to in the foregoing clauses (A) and (B) only after the board of directors of SPR concludes in good faith following advice of its outside counsel (which shall be such counsel as reasonably selected by the board of directors of SPR), represented by a written opinion, that such action is reasonably necessary in order for the board of directors of SPR to comply with its fiduciary obligations to SPR's stockholders under applicable law. If the board of directors of SPR receives a SPR
                Transaction Proposal, then SPR shall immediately inform Metamor of the terms and conditions of such proposal and the identity of the person making it and shall keep Metamor fully informed of the status and details of any such SPR Transaction Proposal and of all steps it is taking in response to such SPR Transaction Proposal; provided, that nothing contained in this
                Section 4.3.6.1 shall prohibit SPR or its board of directors from making such disclosure to SPR's stockholders or taking any action which, in the good faith judgment of SPR's board of directors based on a written opinion of its outside counsel, is required under applicable law, including Rules 14d-9 and 14e-2 promulgated under the Exchange Act. For purposes of this Agreement, the term "Superior SPR Transaction Proposal" shall mean a bona fide SPR Transaction Proposal that the board of directors of SPR determines in good faith after consultation with (and based in part on the advice of) its independent financial advisors to be more favorable to SPR and SPR's stockholders than the Merger, is reasonably capable of being financed and is not subject to any material contingencies relating to financing.

                           4.3.6.2. Acceptance of Superior SPR Transaction
                  Proposals. If (i) this Agreement is terminated by SPR or Metamor pursuant to Section 6.1.5 hereof, or (ii) SPR enters into an agreement which provides for Another SPR Transaction (as defined below) or Another SPR Transaction is consummated (in each case with any third party which after the date of this Agreement and before termination of this Agreement has communicated to it a SPR Transaction Proposal), in either case within twelve months after the date of termination of this Agreement, then, in any such event unless this Agreement has been terminated solely due to SPR's termination pursuant to
                  Section 6.1.1, Section 6.1.4, Section 6.1.6, Section 6.1.7,
                  Section 6.1.8, Section 6.1.9 or Section 6.1.10(ii), SPR shall pay to Metamor simultaneously with termination by SPR in the case of the occurrence of any of the events specified in clause (i) above, and immediately upon the first to occur of the entering into an agreement providing for, or the consummation of, Another SPR Transaction in the case of clause
                  (ii) above (by wire transfer of immediately available funds to an account designated by Metamor for such purpose), a fee (the "Break-Up Fee") in an amount equal to $10,300,000. For purposes of this Section 4.3.6.2, the term "Another SPR Transaction" shall mean any transaction pursuant to which (i) any person, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act) (each, a "Third Party") acquires 50% or more of the outstanding SPR Common Stock, (ii) a Third Party acquires 25% or more of the total assets of SPR taken as a whole, (iii) a Third Party merges, consolidates or combines in any other way with SPR other than in a transaction in which holders of SPR Common Stock continue to own at least 75% of the equity of the surviving corporation, or (iv) SPR distributes or transfers to its stockholders, by dividend or otherwise, assets constituting 25% or more of the market value or earning power of SPR on a consolidated basis (it being understood that stock of subsidiaries constitute assets of SPR for purposes of this Section 4.3.6.2).

                  4.3.7. No Amendment to Certificate of Incorporation, etc. Without the consent of Metamor, not amend its certificate of incorporation or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

                  4.3.8. No Issuance, Sale, or Purchase of Securities. Without the consent of Metamor, not issue or sell, or issue options or rights to subscribe for, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock; provided, that nothing in this Section
         4.3.8 shall restrict or prohibit the issuance by SPR of shares of SPR Common Stock upon exercise of options previously granted under existing benefit plans;

                  4.3.9. Prohibition on Dividends. Without the consent of Metamor, not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

                  4.3.10. Supplemental Financial Statements. Deliver to Metamor, within 90 days after the end of the fiscal year ended December 31, 1998 the audited consolidated financial statements of SPR included in its report on Form 10-K. Deliver to Metamor, within 45 days after the end of each fiscal quarter of SPR beginning December 31, 1998 and through the Effective Time, unaudited balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of each fiscal quarter of SPR, and as of the corresponding fiscal quarter of the previous fiscal year. SPR hereby represents and warrants that such unaudited financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly the financial condition of SPR as at the dates indicated and the results of operations for the respective periods indicated (except for normal year-end adjustments which are not material), (iii) shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which SPR considers necessary for a fair presentation of its results for each respective fiscal period;

                  4.3.11. Notice of Material Developments. Promptly furnish to Metamor copies of all communications from SPR to its stockholders and all SPR Reports. SPR shall give prompt notice to Metamor of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any SPR representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of SPR to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.3.11 shall not limit or otherwise affect the remedies available hereunder to Metamor.

                  4.3.12. SPR Stockholders' Meeting. Call and hold a meeting of stockholders of SPR within 45 days after the Commission has indicated that it has no further comments on the Joint Proxy Statement for the purpose of considering and acting upon a proposal to adopt this Agreement. The board of directors of SPR shall recommend to the stockholders of SPR the adoption of this Agreement by the stockholders of SPR and shall not change such recommendation unless the board of directors of SPR concludes in good faith following advice of its outside counsel (which shall be such counsel as reasonably selected by the board of directors of SPR), represented by a written opinion, that a change of recommendation is reasonably necessary in order for the board of directors of SPR to comply with its fiduciary obligations to SPR's stockholders under applicable law.

              4.3.13. Union Contracts and SPR Plans. Except as required by law, without the written consent of Metamor, not directly or indirectly
         (i) enter into or modify any collective bargaining agreement with any labor union or other representative of employees, (ii) increase the compensation or benefits of any employee of SPR, (iii) amend or terminate any SPR Plan, or (iv) enter into or adopt any new employee benefit plan, policy or arrangement.

         4.4. Additional Agreements of Metamor. Metamor agrees that from the date hereof to the Effective Time, it will:

              4.4.1. Maintenance of Present Business. Other than as contemplated by this Agreement, operate its business in the usual, regular, and ordinary manner;

              4.4.2. No Delay. Not take any action or enter into any transaction which would materially affect the ability of Metamor to, or materially delay Metamor's ability to, complete the transactions contemplated by this Agreement;

              4.4.3. No Amendment to Certificate of Incorporation, etc.
         Except as otherwise provided herein, not amend its certificate of incorporation or bylaws or other organizational documents or merge into any other corporation or change in any manner the rights of its Common Stock;

              4.4.4. No Issuance, Sale, or Purchase of Securities. Not issue or sell, or issue options or any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock or rights to subscribe for, or enter into any contract or commitment to issue or sell (upon conversion or otherwise) (other than (i) options previously authorized by the compensation committee of Metamor's board of directors or (ii) options granted pursuant to existing Metamor employee benefit plans to new personnel upon commencement of employment); provided, that nothing in this Section 4.4.4 shall restrict or prohibit the issuance by Metamor of shares of Metamor Common Stock upon exercise of options previously granted under existing employee benefit plans, the issuance of shares of Metamor Common Stock upon exercise of outstanding warrants, or the issuance of shares of Metamor Common Stock in the acquisition of other businesses in "non-dilutive (for financial reporting purposes) transactions;

              4.4.5. Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

              4.4.6. Issuance of Metamor Common Stock. Take all action reasonably necessary to register the Share Issuance under the Securities Act. Metamor also shall take any action reasonably required to be taken under state blue sky or securities laws in connection with the issuance of the Metamor Common Stock pursuant to the Merger;

              4.4.7. Listing of Metamor Stock. Take such steps as are required to accomplish, as of the Effective Time, the Notification of Additional Listing of the shares of Metamor Common Stock to be issued pursuant to this Agreement on the Nasdaq;

              4.4.8. Notice of Material Developments. Promptly furnish to
         SPR copies of all communications from Metamor to its stockholders and all Metamor Reports. Metamor shall give prompt notice to SPR of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Metamor representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of Metamor to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.4.8 shall not limit or otherwise affect the remedies available hereunder to SPR;

              4.4.9. Compliance with Agreement. At its expense, take all commercially reasonable actions as may be necessary (i) to insure that the representations and warranties made by it herein are true and correct at the Effective Time, (ii) to fully perform all covenants made by it herein and (iii) to satisfy timely all other obligations imposed upon it by this Agreement; and

              4.4.10. Metamor Stockholders' Meeting. Call and hold a meeting of stockholders of Metamor within 45 days after the Commission has indicated that it has no further comments on the Joint Proxy Statement for the purpose of considering and acting upon a proposal to approve the Share Issuance. The board of directors of Metamor shall recommend to the stockholders of Metamor the approval of the Share Issuance and shall not change such recommendation unless the board of directors of Metamor concludes in good faith following advice of its outside counsel (which shall be such counsel as reasonably selected by the board of directors of Metamor), represented by a written opinion, that a change of recommendation is reasonably necessary in order for the board of directors of Metamor to comply with its fiduciary obligations to Metamor's stockholders under applicable law.

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO OBLIGATIONS

         5.1. Conditions Precedent to Obligations of SPR. The obligations of SPR to consummate and effect the Merger shall be subject to the satisfaction of the following conditions, or to the waiver thereof by SPR in the manner contemplated by Section 6.4 before the Effective Time:

              5.1.1. Representations and Warranties of Metamor True at
         Effective Time. The representations and warranties of Metamor and Merger Sub herein contained shall be, in all respects, true as of and at the Effective Time with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), provided that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on Metamor (it being understood that any materiality qualifications contained in such representations and warranties shall be disregarded for this purpose); Metamor shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by Metamor before the Effective Time; and Metamor shall have delivered to SPR a certificate, dated the Effective Time and signed by its chairman of the board or chief executive officer and by its chief financial or accounting officer to both such effects.

                  5.1.2. No Material Litigation. No suit, action, or other proceeding shall be pending, or to Metamor's knowledge, threatened, before any court or governmental agency which could reasonably be expected to have a Material Adverse Effect on Metamor.

                  5.1.3. Opinion of Metamor Counsel. SPR shall have received a favorable opinion, dated as of the Effective Time, from Vinson & Elkins L.L.P., counsel to Metamor, to the effect that (i) Metamor is validly existing as a corporation in corporate good standing under the laws of the State of Delaware; (ii) all corporate proceedings required to be taken by or on the part of Metamor to authorize the execution of this Agreement and the implementation of the Merger have been taken; (iii) the shares of Metamor Common Stock which are to be delivered in accordance with this Agreement will, when issued, be validly issued, fully paid and nonassessable outstanding securities of Metamor; (iv) this Agreement has been duly executed and delivered by Metamor; (v) the Registration Statement on Form S-4 (which contains the Joint Proxy Statement relating to the Merger) has become effective and no stop order has been issued by the Commission; (vi) this Agreement constitutes the legal, valid and binding obligation of Metamor, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy; and (vii) except as specified by such counsel (such exceptions to be acceptable to SPR) such counsel does not know of any material litigation, proceedings, or governmental investigation, pending or threatened against or relating to Metamor, any of its subsidiaries, or their respective properties or businesses in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated by this Agreement. Such opinion also shall cover such other matters incident to the transactions herein contemplated as SPR and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of Metamor as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to SPR, as to matters other than federal or Texas law.

                  5.1.4. SPR Stockholder Approval. At the meeting of stockholders of SPR to be held before the Effective Time, this Agreement shall have been adopted by the requisite vote of stockholders of SPR Common Stock under SPR's certificate of incorporation and bylaws and the DGCL.

                  5.1.5. Hart-Scott-Rodino, etc. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Metamor, its affiliates or any component of SPR or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under any state or foreign laws comparable to HSR shall have been obtained.

              5.1.6. Registration; Listing of Metamor Common Stock. On or prior to the Effective Time (i) the Joint Proxy Statement shall have become effective under the Securities Act, and (ii) the shares of Metamor Common Stock issuable at the Effective Time of the Merger shall have become eligible for trading on the Nasdaq.

              5.1.7. Stock Options. Metamor shall have made effective provision for the assumption or substitution at the Effective Time of all stock options outstanding under plans maintained by SPR.

              5.1.8. Tax Opinion. Wildman, Harrold, Allen & Dixon shall have delivered to SPR its written opinion (which may be based upon such representations, warranties and certificates it deems reasonable and appropriate under the circumstances) as of the date that the Joint Proxy Statement is first mailed to SPR stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (y) Metamor, Merger Sub and SPR will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code, and (z) no gain or loss for U.S. federal income tax purposes will be recognized by the holders of SPR Common Stock upon receipt of shares of Metamor Common Stock in the Merger, except with respect to any cash received in lieu of a fractional share interest in Metamor Common Stock, and such opinion shall not have been withdrawn or modified in any material respect.

              5.1.9. Listing of Shares. The shares of Metamor Common Stock to be issued in the Merger shall have been listed, subject to official notice of issuance, on the Nasdaq.

         5.2. Conditions Precedent to Obligations of Metamor. The obligations of Metamor to consummate and effect the Merger shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Metamor in the manner contemplated by Section 6.4 before the Effective Time:

              5.2.1. Representations and Warranties of SPR True at Effective Time. The representations and warranties of SPR herein contained shall be, in all respects, true as of and at the Effective Time with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), provided that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on SPR (it being understood that any materiality qualifications contained in such representations and warranties shall be disregarded for this purpose); SPR shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by SPR before the Effective Time; and SPR shall have delivered to Metamor a certificate, dated the Effective

         Time and signed by its chairman of the board or chief executive officer and by its chief financial or accounting officer to both such effects.

                  5.2.2. No Material Litigation. No suit, action, or other proceeding shall be pending, or to SPR's knowledge, threatened, before any court or governmental agency which could reasonably be expected to have a Material Adverse Effect on SPR.

                  5.2.3. Opinion of SPR's Counsel. Metamor shall have received a favorable opinion, dated as of the Effective Time, from Wildman, Harrold, Allen & Dixon, counsel to SPR, to the effect that (i) SPR is validly existing as a corporation in corporate good standing under the laws of the State of Delaware; (ii) all outstanding shares of the SPR Common Stock have been validly issued and are fully paid and nonassessable; (iii) all corporate proceedings required to be taken by or on the part of SPR to authorize the execution of this Agreement and the implementation of the Merger have been taken; (iv) this Agreement has been duly executed and delivered by SPR; (v) this Agreement constitutes the legal, valid and binding obligation of SPR, each enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy; and (vi) except as specified by such counsel (such exceptions to be acceptable to Metamor) such counsel does not know of any material litigation, proceedings or governmental investigation, pending or threatened against or relating to SPR, any of its subsidiaries or their respective properties or businesses in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated by this Agreement. Such opinion shall also cover such other matters incident to the transactions herein contemplated as Metamor and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of SPR as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Metamor, as to matters other than federal or Illinois law.

                  5.2.4. Metamor Stockholder Approval. At the meeting of stockholders of Metamor to be held before the Effective Time, the Share Issuance shall be approved by the requisite holders of Metamor Common Stock in accordance with the rules of Nasdaq.

                  5.2.5. Hart-Scott-Rodino, etc. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Metamor, its affiliates or any component of SPR or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent. In addition, any approvals required under any state or foreign laws comparable to HSR shall have been obtained.

                  5.2.6. Consent of Certain Parties in Privity with SPR. The holders of any material indebtedness of SPR, the lessors of any material property leased by SPR, and the other parties to any other material agreements to which SPR is a party, whose consent to the

         Merger is required as set forth in the SPR Disclosure Schedule, shall have consented to the Merger.

              5.2.7. Tax Opinion. Vinson & Elkins L.L.P. shall have delivered to Metamor its written opinion (which may be based upon such representations, warranties and certificates it deems reasonable and appropriate under the circumstances) as of the date that the Joint Proxy Statement is first mailed to SPR stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (y) Metamor, Merger Sub and SPR will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code, and (z) Metamor, Merger Sub and SPR will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, and such opinion shall not have been withdrawn or modified in any material respect.

                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

         6.1. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time (whether before or after the approval of this Agreement by the stockholders of SPR and Metamor) before the Effective Time:

              6.1.1. By Mutual Consent. By mutual written consent of Metamor and SPR.

              6.1.2. By Metamor Because of Conditions Precedent. By Metamor, if there has been a breach by SPR of its representations, warranties, covenants, or agreements set forth in this Agreement if, as a result of such breach, the conditions set forth in Section 5.2.1 would not be satisfied, and SPR fails to cure such breach within 15 business days after written notice thereof from Metamor (except that no cure period shall be provided for any breach by SPR which by its nature cannot be cured).

              6.1.3. By Metamor Because of Material Adverse Change. By
         Metamor, if there has been since September 30, 1998, a Material Adverse Change with respect to SPR which condition or event shall not have been ameliorated such that it no longer constitutes a Material Adverse Change within ten (10) business days following receipt by SPR of notice from Metamor (except that no cure period shall be provided for any Material Adverse Change which by its nature cannot be cured).

              6.1.4. By SPR Because of Conditions Precedent. By SPR, if there has been a breach by Metamor of any of its representations, warranties, covenants or agreements set forth in this Agreement if, as a result of such breach, the conditions set forth in Section 5.1.1 would not be satisfied, and Metamor fails to cure such breach within 15 business days after written notice thereof from SPR (except that no cure period shall be provided for any breach by Metamor which by its nature cannot be cured).

              6.1.5. By SPR or Metamor Due to a Board Action. By SPR or Metamor if, before the Effective Time, SPR's board of directors shall have withdrawn, withheld or modified in a manner adverse to Metamor its approval of this Agreement or the Merger solely to the extent permitted by the terms, conditions and procedures set forth in Section 4.3.12.

              6.1.6. By SPR Because of Material Adverse Change. By SPR, if there has been since September 30, 1998, a Material Adverse Change with respect to Metamor which condition or event shall not have been ameliorated such that it no longer constitutes a Material Adverse Change within ten (10) business days following receipt by Metamor of notice from SPR (except that no cure period shall be provided for any Material Adverse Change which by its nature cannot be cured).

              6.1.7. By Metamor or SPR Because of Legal Proceedings. By
         Metamor or SPR if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 6.1.7 shall have used its reasonable best efforts to remove such injunction order, decree, ruling or injunction.

              6.1.8. By Metamor or SPR if Merger not Effective by August 31, 1999. By either Metamor or SPR, if all conditions to consummation of the Merger shall not have been satisfied or waived on or before August 31, 1999, other than as a result of a breach of this Agreement by the terminating party.

              6.1.9. By Metamor or SPR if Merger Cannot be Accounted for as a Pooling. By Metamor or SPR if the Merger cannot for financial reporting purposes be accounted for as a "pooling of interests"; provided, however, this provision shall not be available to a party which has taken any action or failed to take any action, that either alone or in combination with actions previously taken disqualifies the Merger from such accounting treatment.

              6.1.10. By Metamor or SPR if Merger Not Approved by
         Stockholders. By either Metamor or SPR if (i) a meeting of the stockholders of SPR (including any adjournments thereof) shall have been held and completed and SPR's stockholders shall have taken a final vote on a proposal to adopt this Agreement and this Agreement was not adopted by the requisite vote of holders of SPR Common Stock under SPR's certificate of incorporation and bylaws and the DGCL or (ii) a meeting of the stockholders of Metamor (including any adjournments thereof) shall have been held and completed and Metamor's stockholders shall have taken a final vote on a proposal to approve the Share Issuance and the Share Issuance was not approved by the requisite holders of Metamor Common Stock under the rules of Nasdaq.

         6.2. Termination by Board of Directors. An election of Metamor to terminate this Agreement and abandon the Merger as provided in Section 6.1 shall be exercised on behalf of Metamor by its board of directors. An election of SPR to terminate this Agreement and abandon the Merger as provided in Section 6.1 shall be exercised on behalf of SPR by its board of directors.

         6.3. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Section 6.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except (i) the provisions of
Section 4.3.6.2 shall survive such termination and abandonment and (ii) neither party shall be released or relieved from any liability arising from any breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

         6.4. Waiver of Conditions. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its board of directors.

         6.5. Expenses on Termination. If the Merger is abandoned pursuant to and in accordance with the provisions of Section 6.1 hereof, all expenses will be paid by the party incurring them; provided, however, that in the event this Agreement is terminated solely due to Metamor's termination of this Agreement pursuant to Section 6.1.2 or solely due to Metamor's or SPR's termination of this Agreement pursuant to Section 6.1.5, SPR shall assume and pay, or reimburse Metamor for, all reasonable fees and expenses incurred by Metamor or Merger Sub (including the fees and expenses of its counsel, accountants and financial advisors) through the date of termination and which are specifically related to the Merger, this Agreement and the matters contemplated by this Agreement, but in no event later than two business days after the submission of a request for payment of the same; and provided, further, that in the event this Agreement is terminated by SPR pursuant to Section 6.1.4, Metamor shall assume and pay, or reimburse SPR for, all reasonable fees and expenses incurred by SPR (including the fees and expenses of its counsel, accountants and financial advisors) through the date of termination and which are specifically related to the Merger, this Agreement and the matters contemplated by this Agreement, but in no event later than two business days after the submission of a request for payment of the same. Any party's right to expense reimbursement or payment under this
Section 6.5 shall be in addition to any other remedies such party may have under this Agreement at law or in equity.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1. Indemnification of Directors and Officers. (a) Metamor shall indemnify and hold harmless each present and former director and officer of SPR, determined as of the Effective Time, against any claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including without limitation attorneys' fees and disbursements incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, the Merger, the preparation, filing and mailing of the Proxy Statement and the other transactions and actions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that SPR would have been permitted, under applicable law, indemnification agreements existing on the date hereof, the certificate of incorporation or bylaws of SPR in effect on the date hereof, to indemnify such person (and Metamor shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

         (b) For a period of six (6) years after the Effective Time, Metamor shall maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by SPR's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Metamor) with coverage in amount and scope at least as favorable as SPR's existing coverage (which coverage may be an endorsement extending the period in which claims may be made under such existing policy); provided that in no event shall Metamor be required to expend per year for such coverage more than an aggregate of 200% of the current annual premium expended by SPR to provide such coverage and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Metamor shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the board of directors of Metamor, for a cost not exceeding such amount.

         (c) For a period of six (6) years after the Effective Time, Metamor shall maintain (to the extent available in the market) in effect an errors and omissions liability insurance policy covering those actions that are currently covered by SPR's errors and omissions liability insurance policy (a copy of which has been heretofore delivered to Metamor) with coverage in amount and scope at least as favorable as SPR's existing coverage (which coverage may be an endorsement extending the period in which claims may be made under such existing policy); provided that in no event shall Metamor be required to expend per year for such coverage more than an aggregate of 200% of the current annual premium expended by SPR to provide such coverage; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Metamor shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the board of directors of Metamor, for a cost not exceeding such amount.

         (d) The provisions of this Section 7.1 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any indemnified party and his or her heirs and representatives may have under the bylaws of SPR or any of its subsidiaries, any contract or applicable law.

         7.2. Affiliate Agreements.

              7.2.1. SPR Affiliates. To insure that the Merger will be treated as a "pooling of interests" and to insure compliance with Rule 145 of the rules and regulations promulgated by the Commission and the Securities Act, each of SPR's directors, executive officers and beneficial owners of 10% or more of SPR's Common Stock identified as "affiliates" has concurrently signed and delivered to Metamor the SPR affiliate agreements in the form attached as Exhibit C.

              7.2.2. Metamor Affiliates. To insure that the Merger will be treated as a "pooling of interests," each of Metamor's directors, executive officers and beneficial owners of 10% or more of Metamor's Common Stock identified as "affiliates" has concurrently signed and delivered to Metamor the Metamor affiliate agreements in the form attached as Exhibit D.

         7.3. Employee Benefit Plans of SPR. Metamor shall take all actions necessary or appropriate to permit the employees of SPR and its subsidiaries ("SPR Employees") to continue to participate from and after the Closing Date in the SPR Plans maintained by SPR and its subsidiaries immediately prior to the Closing Date. Notwithstanding the foregoing, Metamor may permit or cause any such SPR Plan to be terminated or discontinued on or after the Closing Date, provided that Metamor shall take all actions necessary or appropriate to permit the SPR Employees participating in such terminated or discontinued SPR Plan to immediately thereafter participate in the comparable Metamor Plan maintained by Metamor or any of its subsidiaries for their similarly situated employees to the extent permitted by, and under the terms of each such Metamor Plan. If the SPR Plan that is terminated or discontinued by Metamor is a group health plan, then Metamor shall permit each SPR Employee participating in such group health plan to be covered under a Metamor Plan that (i) provides medical benefits to each such SPR Employee effective immediately upon the cessation of coverage of such individuals under such group health plan, (ii) credits such SPR Employee, for the calendar year during which such coverage under such Metamor Plan begins, with any deductibles and copayments already incurred during such year under such group health plan, and (iii) waives any preexisting condition restrictions to the extent necessary to provide immediate coverage but only to the extent each such SPR Employee satisfies such restrictions under such SPR Plan. Metamor and the Metamor Plans shall recognize each SPR Employee's years of service and level of seniority with SPR and its subsidiaries for purposes of terms of employment and eligibility, vesting and benefit determination under the Metamor Plans (other than benefit accruals under any defined benefit pension plan).

         7.4. SPR Employee Stock Purchase Plan. As of the Effective Time, the ESPP and each other stock option plan intended to be qualified under section 423 of the Code shall be terminated. The rights of participants in the ESPP with respect to any offering period underway under the ESPP immediately prior to the Effective Time shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such Plan. Prior to the Effective Time, SPR may take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 7.4.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1. Entirety. This Agreement and the attachments and Schedules thereto embody the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements among the parties with respect thereto are hereby superseded in their entirety.

         8.2. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         8.3. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by overnight courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.

                                  IF TO METAMOR

Addressed to:                                   With a copy to:

Metamor Worldwide, Inc.                         Vinson & Elkins L.L.P.
4400 Post Oak Parkway, Suite 1100               1001 Fannin
Houston, Texas 77027-3413                       2300 First City Tower
Attention:  Peter T. Dameris                    Houston, Texas 77002
            Senior Vice President               Attention:  Robert K. Hatcher
Facsimile:  713-627-1059                        Facsimile:  713-615-5017

                                    IF TO SPR

Addressed to:                                  With a copy to:

SPR Inc.                                       Wildman, Harrold, Allen & Dixon
2015 Spring Road                               225 West Wacker Drive
Suite 750                                      Suite 3000
Oak Brook, Illinois 60521                      Chicago, Illinois 60606-1229
Attention:  Robert Figliulo, Chairman          Attention:  Donald Figliulo
            and Chief Executive Officer        Facsimile:  312-201-2555
Facsimile:  630-990-1099

         Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the fifth business day after so mailed, and if delivered by overnight courier or facsimile to such address, upon delivery during normal business hours on any business day.

         8.4. Termination of Representations, Warranties, etc. The respective representations and warranties, covenants and agreements contained in this Agreement shall expire with, and be terminated and extinguished by, the Merger at the time of the consummation thereof on the Effective Time, provided, however, that this Section 8.4 shall not limit or otherwise effect any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after termination of this Agreement.

         8.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

         8.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         8.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         8.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law.

         8.9. Public Announcements. The parties agree that before the Effective Time that they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. However, the foregoing shall not apply to any announcement or written statement which, upon the written advice of counsel, is required by law to be made, except that the party required to make such announcement shall, whenever practicable, consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.

         8.10. Definitions. The following terms are defined in the indicated place:


                                                                   Section or
Term                                                               Paragraph
----                                                               ---------
Agreement..........................................................Premises
Another SPR Transaction............................................4.3.6.2
Applicable Environmental Laws......................................2.15.3
Break-Up Fee.......................................................4.3.6.2
SPR Commonly Controlled Entity.....................................2.19
SPR Employee Benefit Plan..........................................2.19
SPR Options........................................................1.9
SPR Option Plans...................................................1.9
SPR Reports........................................................2.5
SPR Transaction Proposals..........................................4.3.6.1
Code...............................................................Premises
Commission.........................................................2.5
Current SPR Employee Benefit Plan..................................2.19
Current Metamor Employee Benefit Plan..............................3.9
DGCL...............................................................Premises
Effective Time.....................................................1.3
Encumbrance........................................................2.4
ERISA..............................................................2.19
Exchange Act.......................................................2.2.2
HSR................................................................2.2.2
Intellectual Property..............................................2.10
Investment Company Act.............................................2.23
Joint Proxy Statement..............................................2.22


Material Adverse Effect............................................1.12
Merger Consideration...............................................1.8.2
Merging Corporations...............................................Premises
Nasdaq.............................................................3.2.1
OSHA...............................................................2.17
PBGC...............................................................2.19
Pooling Transaction................................................2.24
Metamor Common Stock...............................................Premises
Metamor Commonly Controlled Entity.................................3.9
Metamor Employee Benefit Plan......................................3.9
Metamor Reports....................................................3.4
Metamor Shares.....................................................1.8.2
Securities Act.....................................................2.2.2
Share Issuance.....................................................3.2
Superior SPR Transaction Proposal..................................4.3.6.1

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be duly executed as of the date first above written.

                                         METAMOR WORLDWIDE, INC.


                                         By:    /s/ PETER T. DAMERIS
                                            -------------------------------
                                                  Peter T. Dameris
                                                  Senior Vice President


                                         METAMOR ACQUISITION SUB #19, INC.


                                         By:    /s/ PETER T. DAMERIS
                                            -------------------------------
                                                  Peter T. Dameris
                                                  Senior Vice President


                                         SPR INC.


                                         By:    /s/ ROBERT M. FIGLIULO
                                            -------------------------------
                                                  Robert M. Figliulo
                                                  Chairman and Chief
                                                  Executive Officer